Exhibit 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, R. Bruce Andrews, the Chief Executive Officer, and Mark L. Desmond, the Chief Financial Officer, of Nationwide Health Properties, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of my knowledge:

(i)  the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    August 4, 2003

/s/ R. BRUCE ANDREWS
R. Bruce Andrews President and Chief Executive Officer

/s/ MARK L. DESMOND
Mark L. Desmond Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.